UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

Echo Healthcare Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia, 22182
(Address of principal executive offices)

(703) 448-7688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

Echo Healthcare Acquisition Corp. (the “Company” or “Echo”) previously entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pet DRx Acquisition Company (“Merger Sub”), a newly formed, wholly-owned subsidiary of the Company, and XLNT Veterinary Care, Inc. (“XLNT”), pursuant to which Merger Sub will merge with and into XLNT (the “Merger”), with XLNT continuing as the surviving entity.

The Company, Merger Sub and XLNT entered into an amended and restated Merger Agreement (the “Amended and Restated Merger Agreement”) on February 16, 2007, that included the following modifications (capitalized terms used but not defined in this report have the meanings given to them in the Amended and Restated Merger Agreement):

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The formula for the aggregate merger consideration (“Aggregate Merger Consideration”) payable in the merger will include revenues attributable to hospitals or clinics that are acquired by XLNT on or before March 31, 2007.

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Aggregate Merger Consideration shall be a number of shares of the Company’s common stock equal to the quotient obtained by dividing (1) the sum of (A) two times the lesser of (x) the consolidated gross revenues of XLNT for the year ended December 31, 2006, including the revenues for the year ended December 31, 2006 attributable to hospitals or clinics that are acquired by XLNT prior to the Closing Date (each an “Acquisition Candidate”), and (y) $60.0 million, but in no event less than $57.5 million (“Baseline Revenues”), and (B) the excess over $60.0 million of XLNT’s Baseline Revenues (“Incremental Revenues”), multiplied by 1.15 (the sum of Baseline Revenues and Incremental Revenues being hereinafter referred to as the “Adjusted Baseline Revenues”), plus (C) in the event the threshold requirements for the Management Performance Bonus Pool are met (as described below), an amount equal to (the “Operational Improvement Amount”) the excess of the consolidated gross revenues of XLNT for the annualized period beginning on January 1, 2007 and ending on the last day of the fiscal quarter (based on the 2007 calendar year) immediately preceding the Closing Date, determined on a pro forma basis to include the revenues for such period attributable to the Completed Acquisitions, over 105% of the Adjusted Baseline Revenues multiplied by (i) 1.15 in the event XLNT’s 2007 Consolidated EBITDA margin for the period beginning on January 1, 2007 and ending on the last day of the fiscal quarter (based on the calendar year) immediately preceding the Closing Date (the “2007 Year-To-Date EBITDA Margin”) has increased by at least 100 basis points over the greater of (x) XLNT’s 2006 adjusted EBITDA margin for the trailing twelve month period ended December 31, 2006, determined on a pro forma basis to include the revenues for such period attributable to the Completed Acquisitions, and (y) 16.2% (the “2006 Pro Forma EBITDA Margin”) or (ii) 1.33 in the event that XLNT’s 2007 Year-To-Date EBITDA Margin has increased by at least 250 basis points over XLNT’s 2006 Pro Forma EBITDA Margin plus (D) the Net Cash Amount; by (2) the product of (a) the amount of cash in the Company’s trust fund at the Closing (without deduction for amounts paid in connection with obtaining a fairness opinion from a nationally recognized financial advisor and the conversion by the Company’s public stockholders voting against the Merger of up to 19.9% of the Company’s shares of common stock issued in its initial public offering (the “IPO”) into a pro rata share of the funds held in the Company’s trust fund established in connection with the IPO) divided by the number of shares of the Company’s common stock then issued and outstanding (excluding therefrom any shares of the Company’s common stock issuable upon the exercise or exchange of other Company securities which by their terms are convertible into or exercisable or exchangeable for the Company’s common stock) multiplied by (b) 1.25. However, the product determined in (2) above shall not exceed $7.20 (as adjusted for events set forth in the merger agreement).

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The exchange ratio pursuant to which shares of XLNT common stock will be exchanged for shares of Echo common stock will be equal to the quotient of (x) the Aggregate Merger Consideration, divided by the sum of (y) (i) the total number of outstanding shares of XLNT common stock (assuming that all shares of XLNT’s convertible preferred stock are converted into common stock prior to the closing) plus (ii) the number of shares of XLNT common stock issuable upon exercise of all vested and unvested options and warrants, determined using the treasury method of accounting.

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The parties will calculate the final working capital and net cash amount within 30 days following the closing of the Merger. If the final working capital is positive, then the Company shall issue to the exchange agent such number of additional shares of Echo Common Stock as is equal to the quotient determined by dividing the net cash amount (which shall not exceed the amount by which XLNT’s final working capital is positive and shall be reduced dollar-for-dollar by the amount of cash in Echo’s trust fund in excess of $52.0 million (after payment of all transaction expenses, amounts payable to Echo stockholders requesting redemption and deferred IPO expenses)) by the Echo common stock per share issue price. In addition, if the requirements for the Management Performance Bonus Pool are met, Echo shall issue to the exchange agent such number of additional shares of Echo common stock as is equal to the quotient determined by dividing the Operational Improvement Amount by the Echo common stock per share issue price. If any additional amounts are determined to be owing following the delivery of a notice of disagreement in accordance with the Amended and Restated Merger Agreement, then certificates for the additional shares of Echo common stock (or any cash in lieu of fractional shares) shall be deposited with the exchange agent within 30 days of such determination. In each case discussed above, the number of shares of Echo common stock to be delivered to the exchange agent shall be reduced by the number of shares of Echo common stock required by the terms of the Amended and Restated Merger Agreement to be delivered to the escrow agent, for distribution by the exchange agent to XLNT’s stockholders in an amount equal to each such stockholder’s pro rata interest in such amount following the 18 month anniversary of the closing of the subject transaction.

•	XLNT will be permitted to incur up to $15 million in principal amount of indebtedness that carries an interest rate not to exceed thirteen percent (13%).

•	The expiration date of the merger agreement has been extended until March 21, 2008.

•	The companies agreed to delete the covenant in the merger agreement that restricted XLNT to 19,500,000 shares of common stock outstanding.

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Between the date of signing of the Amended and Restated Merger Agreement and March 31, 2007, XLNT shall not enter into any definitive acquisition agreement with a hospital or clinic it seeks to acquire (each, an “Acquisition Candidate”) unless such definitive acquisition agreement includes a termination right exercisable by the XLNT if XLNT and the Company determine that such Acquisition Candidate will not be able to provide its audited financial statements that will be required by the Company’s Form S-4 (“Significant Acquisition Audits”) on or before May 10, 2007.

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Between the date of signing of the Amended and Restated Merger Agreement and March 31, 2007, XLNT shall only consummate an acquisition with an Acquisition Candidate if XLNT and Echo determine that such Acquisition Candidate will be able to provide its audited financial statements that constitute Significant Acquisition Audits on or before May 10, 2007.

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Subsequent to March 31, 2007, XLNT will not enter into any term sheet, letter of intent, definitive acquisition agreement or similar agreements with an Acquisition Candidate or consummate any acquisition with an Acquisition Candidate if the result of taking such action would be to require that any financial information, including, without limitation, any financial statements (whether or not audited), relating to such Acquisition Candidate be included in the proxy statement/prospectus to be filed by Echo or that any of the financial information or then existing disclosure contained or to be contained in the proxy statement/prospectus would be required by applicable requirements of the Securities and Exchange Commission (“SEC”) to be amended in any manner to include information and/or disclosure regarding such Acquisition Candidate.

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XLNT will provide to Echo XLNT’s historical audits on or before March 31, 2007. XLNT will provide to Echo any other audited financial statements that may be required by the SEC due to any acquisitions of Acquisition Candidates completed subsequent to December 31, 2006 that either individually or in the aggregate meet any significance tests then prescribed by the SEC for determining financial statement disclosure requirements relevant to Echo’s proxy statement/prospectus (“Significant Acquisition Audits”) on or before May 10, 2007. For purposes of the Amended and Restated Merger Agreement, XLNT’s historical audits and the Significant Acquisition Audits are referred to collectively as the “Audited Financial Statements.” In addition, XLNT will provide Echo with XLNT’s unaudited interim financial statements for the quarter ended March 31, 2007 on or before May 10, 2007.

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On the closing date of the Merger, in the event XLNT shall have complied with certain obligations set forth in the Amended and Restated Merger Agreement relating to the convening of the XLNT stockholder meeting and the delivery by XLNT of the financial statements required for inclusion in the Company’s proxy statement/prospectus, certain members of XLNT’s management team and consultants as designated by the Compensation Committee of XLNT’s board of directors and approved by Echo shall be eligible to participate in a management performance bonus pool (“Management Performance Bonus Pool”) with maximum awards not to exceed $1.0 million in the aggregate. The maximum aggregate awards shall be (i) $500,000 in the event XLNT’s 2007 Year-To-Date EBITDA Margin has increased by at least 100 basis points over XLNT’s 2006 Pro Forma EBITDA Margin or (ii) $1.0 million in the event that XLNT’s 2007 Year-To-Date EBITDA Margin has increased by at least 250 basis points over XLNT’s 2006 Pro Forma EBITDA Margin.

The foregoing description of the Amended and Restated Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Merger Agreement dated February 16, 2007, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Cautionary Statements
The Amended and Restated Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Amended and Restated Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants contained in the Amended and Restated Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Amended and Restated Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Amended and Restated Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amended and Restated Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

This report is being made in respect of a proposed merger transaction involving the Company and XLNT. In connection with the transaction, the Company will file with the SEC a registration statement on Form S-4, which shall contain a prospectus and proxy statement and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, stockholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The final prospectus and proxy statement will be mailed to the Company’s stockholders. In addition, the registration statement on Form S-4, final prospectus and proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with SEC by the Company by directing a request to: Echo Healthcare Acquisition Corp., 8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182, Attn: Joel Kanter.

The Company and its directors and executive officers, Morgan Joseph & Co. Inc., Roth Capital Partners, LLC and directors, officers and affiliates of XLNT may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding the Company’s directors and executive officers is detailed in its prospectus previously filed with the SEC on March 17, 2006, and will be available, together with information concerning the directors, officers and affiliates of XLNT, in the Form S-4 and final prospectus and proxy statement relating to the proposed transactions, when they become available.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01  Regulation FD Disclosure.

Beginning on February 20, 2007,  the Company intends to meet with investors to discuss the Merger and the Amended and Restated Merger Agreement. The Company’s management will also giving a presentation at a conference presented by Roth Capital Partners on February 20, 2007. A copy of the presentation to be used at the conference is furnished as Exhibit 99.2 to this report.

The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01  Other Events.

On February 20, 2007, the Company issued a press release, a copy of which is furnished as an exhibit to this Form 8-K, announcing the execution of the Amended and Restated Merger Agreement.

Item 9.01  Financial Statements and Exhibits.

d) Exhibits

Exhibit 10.1	Amended and Restated Agreement and Plan of Merger by and among Echo Healthcare Acquisition Corp., Pet DRx Acquisition Company, and XLNT Veterinary Care, Inc., dated February 16, 2007.
Exhibit 99.1	Press Release, dated February 20, 2007.
Exhibit 99.2	Investor Presentation, dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO HEALTHCARE ACQUISITION CORP. By: /s/ Gene Burleson Gene Burleson Chief Executive Officer Date: February 20, 2007

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